Granite Point Mortgage Trust Inc. Reports
Second Quarter 2026 Financial Results
and Post Quarter-End Update

NEW YORK, August 5, 2026 – Granite Point Mortgage Trust Inc. (NYSE: GPMT) ("GPMT," "Granite Point" or the "Company") today announced its financial results for the quarter ended June 30, 2026, and provided an update on its activities subsequent to quarter-end. An earnings supplemental containing second quarter 2026 financial results can be viewed at www.gpmtreit.com.

“We continued to execute on our strategic priorities," said Jack Taylor, President, Chief Executive Officer, and Director of Granite Point. "The refinancing of our two legacy CLOs with JPMorgan lowered our cost of funds on these assets by 38 basis points. These assets represent a large part of our portfolio and we believe the refinancing further substantiates their underlying value. We also continue to realize and pursue loan repayments and resolutions to better position the Company for future growth."

Second Quarter 2026 Activity
•Recognized GAAP net (loss) attributable to common stockholders of $(62.0) million, or $(1.29) per basic weighted average common share.
•Distributable Earnings (Loss)(1) of $(37.7) million, or $(0.79) per basic weighted average common share.
•Distributable Earnings (Loss) Before Realized Gains and Losses(1) of $(4.9) million, or $(0.10) per basic weighted average common share.
•Book value per common share was $5.70, inclusive of $(3.44) per common share of total CECL reserve.
•Declared common stock dividend of $0.05 per common share and a cash dividend of $0.4375 per share of its Series A preferred stock.
•Net loan portfolio activity of $(121.8) million in unpaid principal balance.
◦$(129.8) million in loan repayments, paydowns, resolutions and amortization, including one resolution of a $(76.0) million loan secured by a retail property with a previous office component located in Chicago, IL, one full repayment of a $(37.5) million loan secured by an office property in Richmond, VA, and one partial repayment of $(11.7) million of a loan secured by an office property in Los Angeles, CA.
◦$8.0 million in fundings.
•Carried at quarter-end a 97% floating rate loan portfolio with $1.5 billion in total loan commitments comprised of 100% senior loans, with a portfolio weighted average stabilized LTV at origination(2) of 66.1% and a realized loan portfolio yield(3) of 6.0%.
•Total CECL reserve of $165.8 million, or 11.4% of total loan portfolio commitments.
•Weighted average loan portfolio risk-rating was 3.2.
•Held two REO(4) assets with an aggregate carrying value of $90.7 million(5).
•Ended the quarter with $58.5 million in unrestricted cash and Total Leverage Ratio(6) of 1.9x.

Post Quarter-End Update
•So far in Q3’26, funded about $1.6 million on existing loan commitments.
•In July, the Company refinanced the assets in our two legacy CLOs, GPMT 2021-FL3 and GPMT 2021-FL4, by extending and upsizing the JPMorgan financing facility. As of June 30, the two CLOs had a total outstanding balance of $521 million with a weighted average cost of S+2.38%, and the refinance resulted in lowering the weighted average cost by 38 basis points to S+2.00%. The JPMorgan financing facility has a total outstanding balance of approximately $651 million, a weighted average cost of S+2.17%, and a 2-year term with three 1-year term extension options.
•As of August 3, 2026, carried approximately $35.7 million in unrestricted cash.
(1)Please see page 6 for Distributable Earnings (Loss) and Distributable Earnings (Loss) Before Realized Gains and Losses definitions and a reconciliation of GAAP to non-GAAP financial information.
(2)The fully funded loan amount (plus any financing that is pari passu with or senior to such loan), including all contractually provided for future fundings, divided by the as stabilized value (as determined in conformance with USPAP) set forth in the original appraisal. As stabilized value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies.
(3)Provided for illustrative purposes only. Calculations of realized loan portfolio yield are based on a number of assumptions (some or all of which may not occur) and are expressed as monthly equivalent yields that include net origination fees and exit fees and exclude future fundings and any potential or completed loan amendments or modifications. Portfolio yield includes nonaccrual loans.
(4)REO represents "Real Estate Owned".
(5)Includes $5.8 million in other assets, net of other liabilities related to leases and $7.3 million in real estate owned liabilities, held-for-sale.
(6)Borrowings outstanding on repurchase facilities, secured credit facility, mortgage loan payable, loan participations sold and CLOs, less cash, divided by total stockholders’ equity.

Conference Call
Granite Point Mortgage Trust Inc. will host a conference call on August 6, 2026, at 11:00 a.m. ET to discuss second quarter 2026 financial results and related information. To participate in the teleconference, please call toll-free (877) 407-8031, (or (201) 689-8031 for international callers), approximately 10 minutes prior to the above start time, and ask to be joined into the Granite Point Mortgage Trust Inc. call. You may also listen to the teleconference live via the Internet at www.gpmtreit.com, in the Investor section under the News & Events link. For those unable to attend, a telephone playback will be available beginning August 6, 2026, at 1:00 p.m. ET through August 20, 2026, at 12:00 a.m. ET. The playback can be accessed by calling (877) 660-6853 (or (201) 612-7415 for international callers) and providing the Access Code 13761731. The call will also be archived on the Company’s website in the Investor section under the News & Events link.

About Granite Point Mortgage Trust Inc.
Granite Point Mortgage Trust Inc. is a Maryland corporation focused on directly originating, investing in and managing senior floating rate commercial mortgage loans and other debt and debt-like commercial real estate investments. Granite Point is headquartered in New York, NY.  Additional information is available at www.gpmtreit.com.

Forward-Looking Statements
This press release contains, or incorporates by reference, not only historical information, but also forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, projections and illustrations and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “target,” “believe,” “outlook,” “potential,” “continue,” “intend,” “seek,” “plan,” “goals,” “future,” “likely,” “may” and similar expressions or their negative forms, or by references to strategy, plans or intentions. The illustrative examples herein are forward-looking statements. By their nature, forward-looking statements speak only as of the date they are made, are not statements of historical facts or guarantees of future performance and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs and estimates are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs and estimates will prove to be correct or be achieved, and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2025, under the caption “Risk Factors,” and any subsequent Form 10-Q or other filings made with the SEC. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

This press release is for informational purposes only and shall not constitute, or form a part of, an offer to sell or buy or the solicitation of an offer to sell or the solicitation of an offer to buy any securities.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying earnings presentation present non-GAAP financial measures, such as Distributable Earnings (Loss), Distributable Earnings (Loss) Before Realized Gains and Losses, Distributable Earnings (Loss) per basic common share and Distributable Earnings (Loss) Before Realized Gains and Losses per basic common share, that exclude certain items. Granite Point management believes that these non-GAAP measures enable it to perform meaningful comparisons of past, present and future results of the Company’s core business operations, and uses these measures to gain a comparative understanding of the Company’s operating performance and business trends. The non-GAAP financial measures presented by the Company represent supplemental information to assist investors in analyzing the results of its operations. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The Company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation table on page 6 of this release.

Additional Information
Stockholders of Granite Point and other interested persons may find additional information regarding the Company at the Securities and Exchange Commission’s Internet site at www.sec.gov or by directing requests to: Granite Point Mortgage Trust Inc., 1114 Avenue of the Americas, Suite 3020, New York, NY 10036, telephone (212) 364-5500.

Contact
Investors: Chris Petta, Head of Investor Relations, Granite Point Mortgage Trust Inc., (212) 364-5500, investors@gpmtreit.com.

GRANITE POINT MORTGAGE TRUST INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	June 30, 2026	December 31, 2025
ASSETS	(unaudited)
Loans held-for-investment	$1,389,380	$1,683,644
Allowance for credit losses	(163,484)	(145,912)
Loans held-for-investment, net	1,225,896	1,537,732
Cash and cash equivalents	58,478	65,958
Restricted cash	48,994	14,108
Real estate owned, held-for-investment, net	29,984	92,039
Real estate owned assets, held-for-sale	62,151	—
Accrued interest receivable	5,465	7,594
Other assets	31,786	37,793
Total Assets	$1,462,754	$1,755,224
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Repurchase facilities	$313,721	$439,173
Securitized debt obligations	521,646	643,528
Secured credit facility	71,774	71,774
Mortgage loan payable	17,594	17,546
Loan participations sold	28,301	—
Dividends payable	6,172	6,164
Real estate owned liabilities, held-for-sale	7,251	—
Other liabilities	15,898	24,227
Total Liabilities	982,357	1,202,412
Stockholders’ Equity
7.00% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share; 11,500,000 shares authorized, and 8,229,500 and 8,229,500 shares issued and outstanding, respectively; liquidation preference $25.00 per share	82	82
Common Stock, par value $0.01 per share; 450,000,000 shares authorized, and 48,198,166 shares and 47,563,643 issued and outstanding, respectively	482	476
Additional paid-in capital	1,196,075	1,195,279
Cumulative earnings	(241,543)	(180,708)
Cumulative distributions to stockholders	(474,824)	(462,442)
Total Granite Point Mortgage Trust Inc. Stockholders’ Equity	480,272	552,687
Non-controlling interests	125	125
Total Equity	480,397	552,812
Total Liabilities and Stockholders’ Equity	$1,462,754	$1,755,224

GRANITE POINT MORTGAGE TRUST INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
(in thousands, except share data) (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Interest Income:
Loans held-for-investment	$21,413	$33,024	$47,034	$67,351
Cash and cash equivalents	415	779	837	1,596
Total interest income	21,828	33,803	47,871	68,947
Interest expense:
Repurchase facilities	5,330	10,590	12,127	22,475
Securitized debt obligations	8,173	12,604	17,285	25,284
Secured credit facility	1,802	2,564	3,591	5,103
Mortgage loan payable	329	—	656	—
Loan participations sold	1,412	—	1,412	—
Total interest expense	17,046	25,758	35,071	52,862
Net interest income	4,782	8,045	12,800	16,085
Other income (loss):
Revenue from real estate owned operations	3,487	3,753	6,707	6,847
Provision for credit losses	(46,981)	(10,984)	(46,765)	(14,754)
Gain (loss) on real estate owned	—	301	—	301
Realized loss on loan sales	—	—	(18)	—
Total other (loss)	(43,494)	(6,930)	(40,076)	(7,606)
Expenses:
Compensation and benefits	4,315	5,718	8,760	11,489
Servicing expenses	756	817	1,499	1,848
Impairment loss on real estate owned	6,079	—	6,079	—
Expenses from real estate owned operations	5,273	5,227	11,033	9,731
Other operating expenses	3,183	2,717	6,098	5,720
Total expenses	19,606	14,479	33,469	28,788
(Loss) income before income taxes	(58,318)	(13,364)	(60,745)	(20,309)
Provision for (benefit from) income taxes	91	(1)	90	69
Net (loss) income	(58,409)	(13,363)	(60,835)	(20,378)
Dividends on preferred stock	3,600	3,601	7,201	7,201
Net (loss) income attributable to common stockholders	$(62,009)	$(16,964)	$(68,036)	$(27,579)
Basic (loss) earnings per weighted average common share	$(1.29)	$(0.35)	$(1.42)	$(0.57)
Diluted (loss) earnings per weighted average common share	$(1.29)	$(0.35)	$(1.42)	$(0.57)
Dividends declared per common share	$0.05	$0.05	$0.10	$0.10
Weighted average number of shares of common stock outstanding:
Basic	47,999,208	48,030,130	47,837,359	48,347,634
Diluted	47,999,208	48,030,130	47,837,359	48,347,634

Net (loss) income attributable to common stockholders	$(62,009)	$(16,964)	$(68,036)	$(27,579)
Comprehensive (loss) income	$(62,009)	$(16,964)	$(68,036)	$(27,579)

GRANITE POINT MORTGAGE TRUST INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data) (unaudited)

Three Months Ended
June 30,
2026
Reconciliation of GAAP net (loss) income to Distributable Earnings (Loss)(1):
GAAP net (loss) income attributable to common stockholders	$(62,009)
Adjustments:
Provision for credit losses	46,981
Depreciation and amortization expense on real estate owned	1,987
Impairment loss on real estate owned	6,079
Amortization of discount on loan participations sold	932
Non-cash equity compensation	1,110
Distributable Earnings (Loss) Before Realized Gains and Losses	$(4,920)
Write-offs	(29,660)
Discount on loan participations sold	(3,139)
Distributable Earnings (Loss)	$(37,719)
Distributable Earnings (Loss) Before Realized Gains and Losses per basic weighted average common share	$(0.10)
Distributable Earnings (Loss) Before Realized Gains and Losses per diluted weighted average common share	$(0.10)
Distributable Earnings (Loss) per basic weighted average common share	$(0.79)
Distributable Earnings (Loss) per diluted weighted average common share	$(0.79)
Basic weighted average common shares	47,999,208
Diluted weighted average common shares	47,999,208
(1) Beginning with our Annual Report on Form 10-K for the year ended December 31, 2025, and for all subsequent reporting periods ending on or after December 31, 2025, we have elected to present Distributable Earnings (Loss), a non-GAAP measure, as a supplemental method of evaluating our operating performance. In order to maintain our status as a REIT, we are required to distribute at least 90% of our taxable income to stockholders, subject to certain distribution requirements. Distributable Earnings (Loss) is intended to over time serve as a general, though imperfect, proxy for our taxable income. As such, Distributable Earnings (Loss) is considered a key indicator of our ability to generate sufficient income to pay dividends on our common stock, which is the primary focus of income-oriented investors who comprise a meaningful segment of our stockholder base. We believe providing Distributable Earnings (Loss) on a supplemental basis to our net income (loss) and cash flow from operating activities, as determined in accordance with GAAP, is helpful to stockholders in assessing the overall operating performance of our business.
For reporting purposes, we define Distributable Earnings (Loss) as net income (loss) attributable to our stockholders, computed in accordance with GAAP, excluding: (i) non-cash equity compensation expenses; (ii) depreciation and amortization; (iii) any unrealized gains (losses) or other similar non-cash items that are included in net income (loss) for the applicable reporting period (regardless of whether such items are included in other comprehensive income or in net income (loss) for such period); and (iv) certain non-cash items and one-time expenses. Distributable Earnings (Loss) may also be adjusted from time to time for reporting purposes to exclude one-time events pursuant to changes in GAAP and certain other material non-cash income or expense items approved by a majority of our independent directors. The exclusion of depreciation and amortization from the calculation of Distributable Earnings (Loss) only applies to debt investments related to real estate to the extent we foreclose upon the property or properties underlying such debt investments.
While Distributable Earnings (Loss) excludes the impact of the unrealized non-cash current provision for credit losses, we expect to only recognize such potential credit losses in Distributable Earnings (Loss) if and when such amounts are deemed non-recoverable. This is generally at the time a loan is repaid, or in the case of foreclosure, when the underlying asset is sold, but non-recoverability may also be concluded if, in our determination, it is nearly certain that all amounts due will not be collected. The realized loss amount reflected in Distributable Earnings (Loss) will equal the difference between the cash received, or expected to be received, and the carrying value of the asset, and is reflective of our economic experience as it relates to the ultimate realization of the loan. During the quarter ended June 30, 2026, we recorded a provision for credit losses of $(47.0) million, which has been excluded from Distributable Earnings (Loss), consistent with other unrealized gains (losses) and other non-cash items pursuant to our existing policy for reporting Distributable Earnings (Loss) referenced above. During the quarter ended June 30, 2026, we recorded $2.0 million, in depreciation and amortization on REO and related intangibles, which has been excluded from Distributable Earnings (Loss) consistent with other unrealized gains (losses) and other non-cash items pursuant to our existing policy for reporting Distributable Earnings (Loss) referenced above.
Distributable Earnings (Loss) does not represent Net (loss) income attributable to common stockholders or cash flow from operating activities and should not be considered as an alternative to GAAP Net (loss) income attributable to common stockholders, or an indication of our GAAP cash flows from operations, a measure of our liquidity, or an indication of funds available for our cash needs. In addition, our methodology for calculating Distributable Earnings (Loss) may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures, and, accordingly, our reported Distributable Earnings (Loss) may not be comparable to the Distributable Earnings (loss) reported by other companies.
We believe it is useful to our stockholders to present Distributable Earnings (Loss) Before Realized Gains and Losses, a non-GAAP measure, to reflect our run-rate operating results as (i) our operating results are mainly comprised of net interest income earned on our loan investments net of our operating expenses, which comprise our ongoing operations, (ii) it helps our stockholders in assessing the overall run-rate operating performance of our business, and (iii) it has been a useful reference related to our common dividend as it is one of the factors we and our Board of Directors consider when declaring the dividend. We believe that our stockholders use Distributable Earnings (Loss) and Distributable Earnings (Loss) Before Realized Gains and Losses, or a comparable supplemental performance measure, to evaluate and compare the performance of our company and our peers.